Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Spark Networks SE:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Leipzig, Germany

August 30, 2018